Exhibit 10.1
Trycera Financial, Inc.

SUBSCRIPTION AGREEMENT

THE SHARES OF COMMON STOCK (THE "SHARES") OF TRYCERA FINANCIAL, INC., A NEVADA CORPORATION (THE “COMPANY"), PURCHASED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE LAWS OF ANY JURISDICTION.

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) entered into by and between Trycera Financial, Inc., a Nevada corporation (the "Company"), and the person or persons executing this Agreement (the “Subscriber”).

1.
General:  This Agreement sets forth the terms under which the Subscriber, agreeing to be legally bound, will invest in the Company.  Execution of this Agreement shall constitute an offer by the Subscriber to subscribe for securities in the amount and on the terms specified herein.  If the Subscriber's offer is accepted, the Company will execute a copy of this Agreement and return it to the Subscriber.

2.
Subscription Payment: The Undersigned hereby subscribes for Fifty Million (50,000,000) shares of stock at a price of five cents ($0.05) per share, for a total purchase of Two Million Five Hundred Thousand Dollars ($2,500,000.00) payable in cash at the date the Subscriber executes this Agreement.

a.
Anti-Dilution Clause:  Upon the Company receiving full and entire amount of funding for this Subscription Agreement, an Anti-Dilution Clause will immediately become in affect for a period of three (3) years from the date of this Subscription Agreement.  The Terms of the Anti-Dilution Clause shall be such that in the event the Company issues additional shares of common stock (except those which are issued as Options to Employees and Consultants), Subscriber of this Subscription Agreement shall be issued an amount of shares so that Subscriber’s ownership in Company is maintained to equal that as of the date this Subscription Agreement has been fulfilled.

b.
Disbursement of Investment Funds:  Investment of funds totaling Two Million Five Hundred Thousand Dollars will be delivered to Company as needed per schedule to be provided by CFO, over a period of up to eight (8) quarters.  The funds will be provided on a “best efforts” basis by investor(s) and/or affiliated parties.

3.	Subscriber's Representations, Warranties and Covenants: To induce the Company to accept this subscription, the Subscriber hereby represents, warrants and convents as follows:

a.
The Undersigned has read carefully this Subscription Agreement; has received no solicitation or general advertisement with respect to the purchase of the shares; and has based the Undersigned's investment decision on such information as is described above and supplied herein and has not received any other written communication in connection with this transaction.

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b.
The Subscriber or his purchaser representative(s), or both has had access to the books and records of the Company and is fully familiar with and understands their contents; has had an opportunity to discuss the Company’s business, management, and financial affairs with its management, and further has had the opportunity to ask questions and receive answers from management and from the authorized representatives of the Company concerning the Company; and confirms that all requests directed to the Company for additional documents and information have been fulfilled to the satisfaction of the Subscriber or his representatives,

c.	The Undersigned understands and acknowledges the following:

            i   The shares are being offered and sold under the exemption provided in, among others, Section 4(2) and/or Section 4(6) of the Securities Act of 1933, as amended (the “Securities Act” or the “Act”), Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act, and corresponding state exemptions or preemption provisions (the “Offering”).

                     ii.  The Subscriber acknowledges that he is aware of and recognizes that there are substantial restrictions on transferability of the shares.  The shares have not been registered under the Act or under any securities act; the shares cannot he sold or transferred unless they are registered under the Act or an exemption from registration is available; the Company has no plan or intention to register the shares for resale under any federal or other securities laws or to take any action which would make available any such exemption from the registration requirements of any such laws; that Rule 144 of the Securities Exchange Commission under the Act would substantially restrict the transferability of shares.

                   iii. There is no assurance of a public market for the shares and, accordingly, the Undersigned must bear the economic risk of the Undersigned's investment for an indefinite period of time.

d.
The Subscriber has full right, power, authority, and capacity to enter into this Agreement and to consummate the transactions contemplated hereby, and upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Subscriber enforceable in accordance with its terms.

e.
The Subscriber is acquiring the securities solely for his own account, for investment and not with a view to the sale or other distribution of all or any part of any interest therein. The Undersigned will not sell, transfer, hypothecate, or otherwise dispose of the shares, or any portion thereof, unless such sale, transfer, hypothecation, or other disposition is made in compliance with the requirements of the Act and all applicable laws.

f.
The Subscriber has a substantial net worth (excluding home, furnishings, and automobile) and does not contemplate being required to dispose of any portions of the securities to satisfy any existing or expected undertakings or indebtedness.  The Subscriber is able to bear the economic risks of his investment in the securities including the risk of losing part or all of his investment and the inability to freely sell or transfer the securities.

g.
In subscribing for shares in the Company, the Subscriber is relying solely upon all independent investigation of the Company's business, his independent consultation with such profession at legal business and account advisors as he may have used, and is not acting upon the basis of any Company representations or warranties,

h.
The Subscriber and/or his Purchaser Representatives has such knowledge and experience in financial and business matters and investments in particular, that the Subscriber is capable of evaluating the merits and risks of the offering, and in the Subscriber's judgment, sufficient information from the Company relating to the Company to evaluate the merits and risks of such investment.

i.
The Subscriber acknowledges that he is aware of and recognizes that there are substantial restrictions on transferability of the shares, and that the Subscriber must bear the economic risk of the investment for an indefinite period of time because the shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act'') or the various state securities of “blue sky" laws, and therefore cannot be sold unless they are subsequently registered under said Securities Act and the relevant state laws, or unless an exemption from such registration is available.

j.
The Subscriber understands that the shares have not been registered under the Securities Act by reason of specified exemptions from the registration provisions thereof, which depend upon1 among other things" the bona fide nature of his investment intent as expressed herein.

k.
The Subscriber represents that he is over 21 years of age, and, if the Subscriber is a partner, all of the partners are such; and, if Subscriber is a corporation or trust, it is authorized and otherwise duly qualified to hold an interest in the Company.

l.
The Subscriber understands and agrees that the Company has no obligation to cause the shares to be registered or qualified under any state or federal securities laws and that there are no assurances that the shares will be registered or qualified under such laws in the future.

m.	Proceeds from the sale of shares will be utilized immediately in the business of the Company on the acceptance of the subscription thereof.

n.
The Subscriber understands that no federal or state agency has made any finding or determination as to the fairness of the investment or as made any recommendation or endorsement of an investment in the shares, nor have they approved or disapproved the shares.

o.
The representations, warranties, agreements, undertakings and acknowledgements herein are made by the Subscriber with the intent that they be relied upon by the Company in determining the Subscriber's suitability as a purchaser of shares in the Company and to determine whether the offer or sale of shares to the Subscriber complies with the registration and qualification requirements of applicable federal and state securities laws.

p.	The Undersigned is an Accredited Investor as defined in Rule 501(a) of Regulation D promulgated under the Act and falls under one of the following categories:

i.
A bank as defined in section 3(a) of the Act, or a savings and loan association or other institution as defined in Section 3(a) (5) (A) of the Act whether acting in its individual or fiduciary capacity, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2 (13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a) (4g) of that Act; any small business investment company licensed by the U.S. Small Business Administration under section 301(c) or(d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions for the benefit of  its employees, if such plan has total assets of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan with investment decisions made solely by persons that are accredited investors;

ii.	A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

iii.
An organization described in Section 501 (c )(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

iv.	A director or executive officer of the issuer of the securities being offered or sold;

v.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1,000,000;

vi.
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

vii.
A trust; with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506 (b)(2)(ii); or

viii.	An entity in which all of the equity owners are accredited investors.

4.	Representations, Warranties and Covenants of the Company: The Company hereby represents warrants and covenants as follows:

a.
The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of Nevada, its state of incorporation, and has all corporate power to carry on its business as now conducted.

b.
The Company has all requisite corporate power to enter into agreements and has all requisite corporate power to sell the shares offered hereunder and to carry out and perform its obligations under the terms of the Agreement.

c.
The officers of the Company are duly authorized to execute this Agreement and have taken all action required by law and agreement, its charter and by-laws, to properly and legally execute this Agreement.

d.
This Agreement is a valid and binding obligation of the Company, and is enforceable in accordance with its terms.  The execution, delivery and performance by the Company of this Agreement and compliance therewith and the issuance and sale of the shares will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of the Company’s Articles of Incorporation or By-Laws, or any mortgage, indenture, agreement, instrument, judgment, decree, or order, to which the Company is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company.

e.
The shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances.  All corporate action on the part of the Company necessary for authorization, execution, delivery; and performance by the Company of this Agreement and the consummation of the transactions contemplated herein and for authorization, issuance, and delivery of shares; has been taken or will be taken prior to the closing.

f.
The Company is not involved in any pending litigation, claims, or governmental investigation or proceeding not reflected in its financial statements or otherwise disclosed in writing to the Subscriber and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of management, threatened or contemplated against the Company, its management or properties.

g.
Pursuant to its Certificate of Incorporation, as amended, the Company is authorized to issue 2,000,000,000 shares of Common Stock, par value $.001 per share, and 20,000,000 shares of Preferred Stock, par value of $.001 per share. The Company has no treasury stock.  There are no other authorized or outstanding subscriptions, option, warrants, or other agreements or commitments obligating the Company to issue any additional shares of its capital stock of any class, or any options or rights with respect thereto, or any securities convertible into any shares of any class.  No shareholder of the Company has any right of first refusal or any preemptive fights with respect to the issuance of the Company's capital stock.

h.	The Company has no subsidiaries.

i.	The Company is not a party to any material contract either written or oral.

j.
The Company has in all material respects performed all obligations required to be performed by it in the past and no claim exists for default in any material respect under any agreements, leases, or other documents to which the Company was a party.

k.	The Company has complied in an material respects with all applicable statutes and regulations of any governmental authority having jurisdiction over it or that have been applicable to its business.

l.
The Company has filed in correct form all income tax returns due with respect to all prior years) and all franchise, real and personal property tax returns that are required to be filed, and has paid all taxes as shown on the said returns and all assessments received by it to the extent that such taxes and assessments have become due. The federal Internal Revenue Service has not examined any income tax returns of the Company.

5.	Risk Factors: The Subscriber acknowledges that the Subscriber understands that an investment in the Company is subject to certain risks including, but not limited to the following;

a.
The Company is essentially a development stage company.  Its proposed operations are subject to all the risks inherent in such business enterprises. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered with the development of a business and the competitive environment in which the Company will operate. There is no assurance that the Company's expectation of profitable operations will ever be realized.

b.
There is no assurance that the amount of proceeds raised by this offering will result in a return on investment to the purchaser.  Likewise, no assurance may be made that any projected rate of earnings can be achieved or maintained.

c.	No assurance can be given that the total amount of this offering or any portion thereof will be sold, and consequently that any such proceeds will be received by the Company.

d.	The Subscriber’s funds will be employed in the Company's proposed business immediately without being escrowed.

e.	Any information provided by the Company regarding future results of operations, revenues or income are projections based upon assumptions of future results of operations which cannot be assured.

f.	The Company will be competing against several other companies that have financial and other resources substantially in excess of the Company at the present time,

g.
The Company believes that net proceeds derived from this subscription will be adequate to enable it to meet its present business objectives, and that projected cash flow will enable it to conduct its operations in a profitable fashion. There is no assurance that these objectives will be achieved.  If the proceeds from this subscription, or operating revenues, were insufficient for Company operations, additional funds would have to be raised through equity or debt financing. The Company has no commitments for any additional debt or equity financing and there can be no assurance that any such commitments could be obtained on favorable terms, if at all.  Consequently, there can be no assurance that the Company would be able to raise such additional financing if the same were necessary.

h.
Significant portions of the funds to be raised pursuant to this subscription are only generally allocated to specific uses.  Thus, investors must rely on the judgment of management in using the net proceeds of this subscription with limited information about management's intentions being provided.

i.
There is no assurance the operations of the Company will be profitable. For the foreseeable future, it is anticipated that any earnings which may be generated from operations of the Company will be used to finance the growth of the Company and that cash dividends will not be paid to stockholders.

j.
Holders of the Common Stock of the Company are not entitled to cumulate their votes for the election of Directors or otherwise. Accordingly, the holders of more than 50 percent of the Common Stock of the Company will be able to elect all of the Directors and effectively control the Company's affairs.

k.
There has been no legal, investment banking, or other representation of potential investors in structuring the offering.  Prospective investors will be relying on the business and investment background and experience of themselves and any advisors engaged by them as the basis for an investment decision.

6.	Shares Subscribed: The only shares of stock to be issued by the Company will be those shares distributed to the subscriber, under this agreement.

7.
Legend: The Undersigned hereby agrees that the certificates evidencing the shares shall bear such legends with regard to restrictions on transfer as may be required under the Act and other applicable laws.

8.
Inspection Rights:  It is understood that all documents, records, and books pertaining to this investment have been made available for inspection by the Undersigned and each of the Undersigned's attorney, accountant, and representative, and that they will be available, upon reasonable notice, for inspection during reasonable business hours at the office of the Company.

9.
Indemnification by Subscriber:  The Undersigned hereby agrees to indemnify and hold harmless the Company and its officers and directors from and against any and any loss, damage, or liability (including attorney’s fees) due to or arising out of a breach of any representation or warranty made by the Undersigned contained in the Subscription Agreement.

10.
Indemnification by Company:  The Company agrees that it will indemnify the Undersigned against, and will hold it harmless from, any and all demands, claims, actions, and liabilities of the Company of every kind and description, absolute and contingent including, without being limited to, legal costs and counsel fees, in connection with any action, claim or proceeding related to such liabilities, which shall arise or result from any breach of the representations and warranties set forth in paragraph (5) herein.

11.	Miscellaneous:

a.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

b.	This Agreement contains the entire agreement between the parties hereto. The provisions of this Agreement may not be modified or waived except in writing.

c.	The headings of the Agreement are for convenient reference only and they shall not limit or otherwise affect the interpretation or affect any term or provision hereof.

d.
This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, legal representatives and assigns.

e.
The Subscriber may not assign any of the Subscriber's rights or interest in and under this Agreement without prior written consent of the Company and any attempted assignment without such consent shall be void and without effect,

12.	Survival: The representations, warranties, and agreements contained herein shall survive delivery of and payment for shares.

13.
Advice of Counsel:  Each of the parties hereby represents that each has read and fully understood each of the provisions as contained herein, and has been afforded an opportunity to review same with his attorney of choice.

14.	Counterparts: This Agreement may be signed in one or more counterparts, which, when taken together, shall constitute an Agreement.

(Signature Page to Follow)

SIGNATURE PAGE

Subscription Amount:
$ 2,500,000.00	(Signature)

Date: March 30, 2011
(Print Name)

Name of Entity (if applicable)

Title (if applicable)

(Address)

The foregoing Agreement is hereby confirmed and accepted by the Company as of

March 30, 2011.

Trycera Financial, Inc.

By: /s/ Ray A. Smith

Printed Name: Ray A. Smith
Title: President/CEO